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David P. Joint
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McMoRan Exploration Co. Reports First
Oil & Gas Reserves in Sub-Salt, Ultra-Deep Trend

NEW ORLEANS, LA, February 20, 2013 – McMoRan Exploration Co. (NYSE: MMR) reported today that independent reserve engineers engaged for the sole account of McMoRan estimated proved, probable and possible oil and gas reserves of 546.7 Bcfe gross (141.7 Bcfe net to McMoRan, including 12.9 Bcfe of net proved reserves) associated with interim results from the sands encountered above 24,000 feet in the Lineham Creek ultra-deep exploratory well located onshore South Louisiana.  These are the first reserves to be booked in the sub-salt, ultra-deep trend.  The well is currently drilling below 27,600 feet to evaluate the deeper primary objectives and has a proposed total depth of 29,000 feet.  Development plans will be determined following completion of drilling and evaluation of the deeper objectives.

James R. Moffett, Co-Chairman, CEO and President of McMoRan said, “These are the first of what we hope will be sizeable reserves from the sub-salt, ultra deep trend onshore and in the shallow waters of the Gulf of Mexico.  Indications of hydrocarbons shallower than 24,000 feet have positive implications for additional targets on trend within our portfolio.  We look forward to results from ongoing drilling activities on the Lineham Creek structure and from the onshore Lomond North exploratory prospect currently being drilled.”

Lineham Creek is located onshore in Cameron Parish, Louisiana.  Chevron U.S.A. Inc., as operator of the well, holds a 50 percent working interest.  McMoRan is participating for a 36.0 percent working interest.  Other working interest owners include Energy XXI (NASDAQ: EXXI) (9.0%) and W. A. “Tex” Moncrief Jr. (5.0%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding potential oil and gas discoveries, oil and gas exploration, development and production activities and costs, amounts and timing of capital expenditures, reclamation, indemnification and environmental obligations and costs, the potential for or expectation of successful flow tests, potential quarterly and annual production and flow rates, reserve estimates, projected operating cash flows and liquidity, the potential merger with FCX, the potential MPEHTM project and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition.  Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, access to capital to fund drilling activities, the ability to obtain regulatory approvals and significant project financing for the potential MPEHTM project, the failure to consummate the merger with FCX as well as other general exploration and development risks and hazards and other factors described in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (SEC), as updated by McMoRan’s subsequent filings.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions of such terms. The SEC strictly prohibits companies from aggregating proved, probable and possible reserves in filings with the SEC due to the different levels of certainty associated with each reserve category. We disclose proved reserves in our Annual Report on Form 10-K for the year ended December 31, 2011.  In this press release, we disclose, on an aggregated basis, proved, probable and possible reserves. Estimates of probable and possible reserves are by their nature more speculative than estimates of proved reserves and are subject to greater uncertainties, and accordingly the likelihood of recovering those reserves is subject to substantially greater risk. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

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